National News Release

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Connor Stieferman, Communications Manager
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Perficient Appoints Nancy Pechloff to Board of Directors

SAINT LOUIS (July 29, 2020) – Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), a leading global digital consultancy transforming the world’s largest enterprises and biggest brands, today announced that Nancy Pechloff has been appointed an independent member of the company’s Board of Directors, effective July 28, 2020.

Ms. Pechloff brings more than 40 years of experience related to internal controls, corporate governance, Sarbanes-Oxley compliance, and finance across a variety of industries. As the former Senior Managing Director and Regional Managing Director for Protiviti’s US-Central Region, Ms. Pechloff provided clients with internal audit and business risk services, including risk assessment and audit plan development and execution, reporting to senior management, and audit committees.

Prior to assuming her role at Protiviti, Ms. Pechloff served as an external audit partner at Arthur Andersen, where she held a number of global leadership positions, including leading the Enterprise Group market segment that specialized in serving privately held companies and IPOs. She served two years on the Board and Audit Committee of a publicly held financial institution during the post-Sarbanes-Oxley enactment period, and was an adjunct member of the accounting faculty at the Olin School of Business at Washington University, teaching auditing and financial reporting.

Ms. Pechloff has served on a number of non-profit and state agency boards, including the Missouri State Board of Accountancy, St. Louis Psychoanalytic Institute, Center for Emerging Technology, National MS Society, Gateway Area Chapter, Mentor St. Louis, Shakespeare Festival-St. Louis, Girls Inc. of St. Louis, Visiting Nurse Association of Greater St. Louis, and the St. Louis Chapter of the International Women’s Forum. In addition, Ms. Pechloff has served on the board of Quad Plus Inc., a global, privately held company for more than 20 years. She holds a Bachelor of Business degree in Accounting from Western Illinois University.

“We are pleased to have Nancy as a new, independent member of our board,” said Jeffrey Davis, Perficient chairman and CEO. “With a long-standing financial consulting career and extensive expertise in auditing controls and financial reporting, Nancy brings the right experience and insight to help Perficient execute our long-term growth strategies.”

About Perficient
Perficient is a leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Adobe Platinum Partner, Platinum Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, a Gold Salesforce Consulting Partner, a Sitecore Platinum Partner, and a VMware Authorized Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2020.

Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019, as supplemented by the risk factor contained under the heading “Risk Factors” in our quarterly report on Form 10-Q for the quarterly period ended March 31, 2020.